Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces first quarter 2015 earnings

DALLAS, May 07, 2015 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the first quarter 2015.

Key highlights for first quarter 2015:

•                  On track to exceed expense reduction target for 2015, realizing annualized run rate savings of approximately $160M

•                  Launched new service model featuring dedicated campaign management

•                  Completed digital product simplification and began testing new solutions including DexLnk, a CRM product that helps SMBs automate their marketing

•                  Rolled out updated print directories with bigger, more readable type and attractive new covers

•                  Introduced first phase of improvements to IYP sites featuring improved user experience

“We’re working with focus across every functional department to reshape and redefine the company,” said Joe Walsh, president and CEO. “In the first quarter, we began introducing new products, a more focused sales call, and a new service model that will enhance the client experience and deliver increased value.”

First Quarter 2015 Results

$ in millions

GAAP Reporting	1Q’ 15
Operating Revenue	$406
Operating Revenue Growth YoY	-11.0%
Operating Income	$26
Net (Loss)	$(59)

Non-GAAP Reporting	1Q’ 15
Operating Revenue	$406
Operating Pro Forma Revenue Growth YoY	-16.5%
Adjusted EBITDA(1)	$143
Adjusted EBITDA margin(1)	35.2%

Sales Metrics	1Q’ 15
Print Ad Sales	-26.0%
Digital Ad Sales	-29.6%
Total	-27.1%

Management believes several factors contributed to these slower ad sales results, including delayering of sales management teams resulting in temporary dislocation as sales managers adjusted to their new geographies and teams.  In addition, right sizing the sales force resulted in reassignment of accounts and impacted the timing of serving our clients.  We believe the impact of these factors will lessen over time.

(1) Adjusted EBITDA is a non-GAAP measure that represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including business transformation costs and long term incentive compensation.  Adjusted EBITDA margin (non-GAAP) is calculated by dividing Adjusted EBITDA (non-GAAP) by operating revenue.

Cash provided by operations for the first quarter in 2015 was $46 million less $3 million in capital expenditures which resulted in free cash flow, a non-GAAP measure, of $43 million.  The Company had a cash balance of $171 million as of March 31, 2015.

Financial Guidance for Second Quarter 2015

	Low	High
Operating Revenue	$390	$410
Operating Revenue Growth YoY	-17.7%	-13.5%
Adjusted EBITDA	$140	$150
Adjusted EBITDA Margin	35.9%	36.6%
Free Cash Flow	$70	$80

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EST today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 32259145. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EST.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 32259145. The replay will be available through May 28, 2015. In addition, a live webcast will be available on Dex Media’s website in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

About Dex Media

Dex Media (NASDAQ: DXM) is a full-service media company offering integrated marketing solutions that deliver measurable results. As the marketing department for more than 475,000 small and medium-sized businesses across the U.S., Dex Media helps them Get Found, Get Chosen and Get Talked About. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories. For more information, visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements address matters that involve risks and uncertainties, and include, without limitation, future operating and financial performance of the Company (including, without limitation, the future prospects for and stability of the industry in which the Company operates, anticipated future revenues, EBITDA margins and free cash flow for the second quarter of 2015, the implementation of the business transformation program and the ability of the Company to retain existing business and to obtain and retain new business. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:  our ability to provide assurance for the long-term continued viability of our business; our ability to comply with the financial covenants and other restrictive covenants in our credit facilities; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; our ability to obtain additional financing or refinance our existing indebtedness on satisfactory terms or at all; our ability to accurately report our financial results due to a material weakness in our internal control over financial reporting; possible changes in our credit rating; changes in our operating performance; our ability to implement our business transformation program as planned; our ability to realize the anticipated benefits in the amounts and at the times expected from the business transformation program; the risk that the amount of costs associated with our business transformation program will exceed estimates; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; and other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other periodic reports we file with the Securities and Exchange Commission “SEC”, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated herein by reference.  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Dex Media, Inc.	Schedule A
Consolidated Statements of Comprehensive (Loss)

Reported (GAAP)
(dollars in millions, except per share amounts)

	Three Mos. Ended	Three Mos. Ended
Unaudited	3/31/15	3/31/14	% Change

Operating Revenue	$406	$456	(11.0)

Operating Expenses
Selling	96	115	(16.5)
Cost of service (exclusive of depreciation and amortization)	141	150	(6.0)
General and administrative	37	23	60.9
Depreciation and amortization	106	161	(34.2)
Total Operating Expenses	380	449	(15.4)

Operating Income	26	7	NM
Interest expense, net	85	90	(5.6)
(Loss) Before Provision (Benefit) for Income Taxes	(59)	(83)	(28.9)
Provision (benefit) for income taxes	—	(1)	(100.0)
Net (Loss)	$(59)	$(82)	(28.0)

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	3	2	50.0
Comprehensive (Loss)	$(56)	$(80)	(30.0)

Basic and Diluted (Loss) per Common Share	$(3.39)	$(4.74)	(28.5)
Basic and diluted weighted-average common shares outstanding	17.4	17.3

Dex Media, Inc.	Schedule B
Reconciliation of Non-GAAP Measures
(dollars in millions)

Unaudited	Three Mos. Ended 3/31/15	Three Mos. Ended 3/31/14

Net (Loss) - GAAP	$(59)	$(82)
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	—	(1)
Interest expense, net	85	90
Operating Income - GAAP	26	7
Depreciation and amortization	106	161
EBITDA (non-GAAP) (1)	132	168

Adjustments and pro forma items:
Adjustments for SuperMedia acquisition accounting (3)	—	21
Merger integration costs (4)	—	18
Business transformation costs (5)	9	—
Long term incentive compensation (6)	2	3
Employee benefit plan amendments (7)	—	(13)
Adjusted EBITDA (non-GAAP) and Adjusted Pro Forma EBITDA (non-GAAP) (2)	$143	$197

Operating Revenue - GAAP	$406	$456
SuperMedia revenue excluded from GAAP revenue (8)	—	30
Operating Revenue - GAAP and Pro Forma Operating Revenue (non-GAAP)	$406	$486

Operating income margin (9)	6.4%	1.5%
Impact of depreciation and amortization	26.1%	35.3%
EBITDA margin (non-GAAP) (10)	32.5%	36.8%
Impact of adjustments and pro forma Items	2.7%	3.7%
Adjusted EBITDA (non-GAAP) and Adjusted Pro Forma EBITDA margin (non-GAAP) (11)	35.2%	40.5%

Three Months Ended June 30, 2015 Guidance	Low	High

Operating Income - GAAP	21	31
Add backs:
Depreciation and amortization	103	103
Non-GAAP adjustments	16	16
Adjusted EBITDA (non-GAAP) (2)	$140	$150

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule C
Consolidated Balance Sheets
Reported (GAAP)

(dollars in millions)

Unaudited	March 31, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$171	$171
Accounts receivable, net of allowances of $29 and $30	142	151
Deferred directory costs	150	161
Prepaid expenses and other	12	14
Total current assets	475	497
Fixed assets and capitalized software, net	54	64
Goodwill	315	315
Intangible assets, net	701	794
Pension assets	49	45
Other non-current assets	6	7
Total Assets	$1,600	$1,722

Liabilities and Shareholders’ (Deficit)
Current liabilities
Current maturities of long-term debt	$132	$124
Accounts payable and accrued liabilities	132	167
Accrued interest	11	20
Deferred revenue	85	93
Total current liabilities	360	404
Long-term debt	2,250	2,272
Employee benefit obligations	125	127
Deferred tax liabilities	29	30
Unrecognized tax benefits	11	11
Other liabilities	2	—

Stockholders’ (deficit):
Common stock, par value $.001 per share, authorized - 300,000,000 shares: issued and outstanding -17,623,266 at March 31, 2015 and 17,608,580 at December 31, 2014	—	—
Additional paid-in capital	1,555	1,554
Retained (deficit)	(2,650)	(2,591)
Accumulated other comprehensive (loss)	(82)	(85)
Total shareholders’ (deficit)	(1,177)	(1,122)
Total Liabilities and Shareholders’ (Deficit)	$1,600	$1,722

Dex Media, Inc.	Schedule D
Consolidated Statements of Cash Flows
Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

(dollars in millions)

	Three Mos. Ended	Three Mos. Ended
Unaudited	3/31/15	3/31/14	$ Change

Cash Flows from Operating Activities
Net (loss)	$(59)	$(82)	$23
Reconciliation of net (loss) to net cash provided by operating activities:
Depreciation and amortization	106	161	(55)
Provision for deferred income taxes	(3)	(3)	—
Provision for bad debts	5	6	(1)
Non-cash interest expense	25	22	3
Stock-based compensation expense	1	1	—
Employee retiree benefits	1	(15)	16
Changes in assets and liabilities:
Accounts receivable	4	37	(33)
Deferred directory costs	11	5	6
Other current assets	2	5	(3)
Accounts payable and accrued liabilities	(47)	(40)	(7)
Other items, net	—	3	(3)
Net cash provided by operating activities	46	100	(54)

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(3)	(3)	—
Net cash (used in) investing activities	(3)	(3)	—

Cash Flows from Financing Activities
Debt repayments	(38)	(74)	36
Debt issuance costs and other financing items, net	(5)	—	(5)
Net cash (used in) financing activities	(43)	(74)	31
Increase in cash and cash equivalents	—	23	(23)
Cash and cash equivalents, beginning of year	171	156	15
Cash and cash equivalents, end of period	$171	$179	$(8)

	Three Mos. Ended	Three Mos. Ended
Non-GAAP Financial Reconciliation - Free Cash Flow	3/31/15	3/31/14	$ Change
Unaudited

Net cash provided by operating activities - GAAP	$46	$100	$(54)
Less: Additions to fixed assets and capitalized software	(3)	(3)	—
Free Cash Flow (non-GAAP)	$43	$97	$(54)

Dex Media, Inc.	Schedule E

Metrics

Advertising Sales	Three Mos. Ended	Three Mos. Ended
Unaudited	3/31/15	3/31/14

Print Products Sales
% Change year-over-year	(26.0)%	(19.6)%

Digital Sales
% Change year-over-year	(29.6)%	9.6%

Total Advertising Sales(1)
% Change year-over-year	(27.1)%	(12.7)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition.

Other Metrics	Three Mos. Ended	Three Mos. Ended
Unaudited	3/31/15	3/31/14

% of Revenue Sourced from Digital Solutions	33%	27%

	As of	As of
Unaudited	3/31/15	3/31/14

% Clients with a Digital Relationship	39%	36%

Dex Media, Inc.	Schedule F
Reconciliation of Non-GAAP Measures End Notes

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs. Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2014 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger integration costs, business transformation costs, long term incentive compensation and employee benefit plan amendments.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)	This pro forma adjustment represents the EBITDA results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(4)	Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(5)

Business transformation costs represent organizational restructuring costs incurred to transform the Company by launching virtual sales offices, enabling the Company to eliminate field sales offices, the automation of the sales process, integration of systems to eliminate duplicative systems and workforce reductions.

(6)	Long term incentives include stock based compensation, other long term incentive compensation and the value creation programs.

(7)	These adjustments for 2014 include credits to expense related to pretax gains associated with employee benefit plan amendments.

(8)	This pro forma adjustment represents the revenue results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(9)	Operating income margin is calculated by dividing operating income by operating revenue.

(10)	EBITDA margin (non-GAAP) is calculated by dividing EBITDA (non-GAAP) by GAAP operating revenue.

(11)

Adjusted EBITDA margin (non-GAAP) is calculated by dividing Adjusted EBITDA (non-GAAP) by operating revenue. Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA (non-GAAP) by Pro Forma operating revenue (non-GAAP).